Exhibit 1
                                                                     ---------

                       SGAM VARIABLE SERIES FUNDS, INC.

                           ARTICLES OF INCORPORATION

     First: THE UNDERSIGNED, AMY E. SHAPIRO, whose address is 787 Seventh Avenue, New York, New York 10019-6018 (New York County), being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

     Second: (a) The name of the corporation (which is hereinafter called the "Corporation") is:

                       SGAM Variable Series Funds, Inc.

     (b) The Corporation acknowledges that it is adopting its corporate name through permission of SG Asset Management, Inc., a Delaware corporation (hereinafter referred to as "SGAM"), and acknowledges that SGAM has the sole and exclusive right to use or license the use of the name "SGAM" in commerce. The Corporation agrees that if at any time and for any cause, the investment adviser or distributor of the Corporation ceases to be SGAM or an affiliate of SGAM, the Corporation shall at the written request of SGAM take all requisite action to amend the Charter of the Corporation to eliminate the name "SGAM" from the Corporation's corporate name and from the designations of its shares of capital stock. The Corporation further acknowledges that SGAM reserves the right to grant the non-exclusive right to use the name "SGAM" to any other corporation, including other investment companies, whether now in existence or hereafter created, subject to applicable Maryland law, including Section 1-504 of the Maryland General Corporation Law.

     Third: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

          (1) To engage in the business of investing, reinvesting, or trading in securities as an investment company classified under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the "Investment Company Act"), as an open-end, management company, and in connection therewith to hold part or all of its assets in cash.

          (2) To engage in other lawful business or activity, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

     (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.



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


     Fourth: The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

     Fifth: The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

     Sixth: (a) The total number of shares of stock of all classes and series which the Corporation initially has authority to issue is 400,000,000 shares of capital stock (par value $.10 per share), amounting in aggregate par value to $40,000,000. All of such shares are initially classified and designated as "Common Stock." The Board of Directors may classify and reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the class or series designations or setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of capital stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

     (b) Of the authorized shares of Common Stock, 100,000,000 shares are initially classified as a series of Common Stock designated as "The Principal Protection Fund" series. Any series of Common Stock shall be referred to herein individually as "a Series" and collectively, together with any further series from time to time established, as "the Series."

     (c) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Common Stock classified as The Principal Protection Fund and any additional Series of Common Stock (unless provided otherwise by the Board of Directors in classifying or reclassifying the shares of any such additional Series):

          (1) Assets Belonging to Series. All consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds, together with any items allocated as provided in the following sentence, are hereinafter referred to collectively as the "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, or proceeds which are not readily identifiable as belonging to any particular Series, such items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any general items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.



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

          (2) Liabilities of Series. The assets belonging to each Series shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges, and reserves attributable to that Series. The assets belonging to each Series shall also be charged with such Series' respective share or the general liabilities of the Corporation in the proportion that the net asset value of such Series bears to the net asset value of all Series. Any liabilities, expenses, costs, charges, or reserves of the Corporation which are attributable to more than one Series, or are not readily identifiable as pertaining to any particular Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to collectively as the "liabilities of" that Series. Each allocation of liabilities, expenses, costs, charges, and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

          (3) Dividends and Distributions.

               (A) Dividends and capital gains distributions on shares of a particular Series may be paid with such frequency, in such form, and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Series. All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular Series shall be paid only out of the capital gains belonging to that Series. All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that, in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

               (B) Dividends and distributions on shares of any Series, whether payable in cash, property, or additional shares of the same or another Series, or a combination thereof, shall be paid only out of earnings, surplus, or other assets belonging to such Series and may vary among the classes of a Series, all as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

          (4) Voting. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each whole share standing in his name on the



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

     books of the Corporation, irrespective of the Series thereof, and the exclusive voting power for all purposes shall be vested in the holders of Common Stock. All shares of all Series shall vote as a single class ("Single Class Voting") as to any matters in which such share of stock is entitled to vote and each fractional share of stock shall be entitled to a proportionate fractional vote; provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting in addition to any other vote that may be required by law; (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to more than one Series and the interests of those Series are the same, then, subject to clause (iv) below, the shares of all such Series shall vote as a single class in addition to any other vote that may be required by law, (iii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Series, then, subject to clause (iv) below, the shares of all other Series shall vote as a single class in addition to any other vote that may be required by law; and (iv) as to any matter which does not affect the interest of a particular Series, including liquidation of another Series as described in paragraph (7) below, only the holders of shares of the one or more affected Series shall be entitled to vote in addition to any other vote that may be required by law.

          (5) Redemption. The shares of any Series shall be subject to redemption as follows:

               (A) Each holder of shares of any Series shall have the right to require the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the Board of Directors may determine, to redeem all or any part of his shares of such Series at a redemption price equal to the current net asset value per share of that Series which is next computed after receipt of a tender of such shares for redemption, less such redemption fee or deferred sales charge, if any, as the Board of Directors may from time to time establish in accordance with the Investment Company Act and the Rules of Fair Practice adopted by the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Corporation may suspend the right of holders of shares of any Series to require the Corporation to redeem their shares, or postpone the date of payment or satisfaction upon such redemption for more than seven days after tender of such shares for redemption, during any period or at any time when and to the extent permitted under the Investment Company Act.

               (B) To the extent and in the manner permitted by the Investment Company Act and the Maryland General Corporation Law, and if authorized by the Board of Directors in its sole discretion, the Corporation may redeem at any time and from time to time, in whole or in part, at their current net asset value, shares of any Series from any stockholder, upon the sending of written, telegraphic, or electronic notice of redemption to each holder whose shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable. A redemption under this paragraph
          (5)(B), even if it is for all the



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

          shares of a Series shall not be considered a liquidation under paragraph (7) requiring a vote of stockholders.

          (6) Redemption Payments. All redemptions shall be at a redemption price equal to the current net asset value per share of shares of that Series to be redeemed as determined by the Board of Directors from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Payment of the redemption price shall be made by the Corporation only from the assets belonging to the Series whose shares are being redeemed. The redemption price shall be paid in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by law, make payment wholly or partly in securities or other assets, at the value of such securities or other assets used in such determination of current net asset value. Any certificates for shares of capital stock of the Corporation to be redeemed or repurchased shall be surrendered in proper form for transfer, together with any proof of the authenticity of signatures required by the Board of Directors or transfer agent of the Corporation.

          (7) Liquidation. In the event of the liquidation of a particular Series, the stockholders of the Series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities of that Series. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of shares of that Series held by them and recorded on the books of the Corporation. The liquidation of any particular Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding voting securities of that Series, as defined in the Investment Company Act, and without the vote of the holders of shares of any other Series. The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or to a series of another corporation, trust or other entity registered as an open-end investment company under the Investment Company Act or by the exchange of shares of such Series for the shares of another Series or shares of a series of another corporation, trust or other entity registered as an open-end investment company under the Investment Company Act.

          (8) Net Asset Value. The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation, or in a duly adopted resolution of the Board of Directors, such bases and times for determining the value of the assets belonging to, and



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

     the net asset value per share of outstanding shares of, each Series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

          (9) Conversion or Exchange Rights. Subject to compliance with the Investment Company Act, the Board of Directors shall have authority to provide that holders of shares of any Series shall have the right to convert or exchange their shares for shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Directors.

          (10) Equality. All shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series), and each share of any particular Series shall be equal to each other share of that Series, except to the extent provided otherwise by the Charter of the Corporation. The Board of Directors may from time to time divide or combine the shares of any particular Series into a greater or lesser number of shares of that Series without thereby changing the proportionate interest in the assets belonging to that Series or in any way affecting the rights of holders of shares of any other Series.

     (d) The Principal Protection Fund shall initially have one class of shares consisting, until further changed, of 100,000,000 shares. Any class of a Series of Common Stock shall be referred to herein individually as "a Class" and collectively, together with any further class or classes of such Series from time to time established, as "the Classes."

     (e) All Classes of a particular Series of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and other rights as any other shares of that Series; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

          (1) Classes of shares may be issued and sold subject to such different sales loads or charges, whether initial, deferred, or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc.

          (2) Expenses, costs, and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular Class may be charged to that Class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that Class.

          (3) As to any matter with respect to which a separate vote of any Class of a particular Series is required by the Investment Company Act or by the Maryland General



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

     Corporation Law, such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting in addition to any other vote that may be required by law, and if permitted by the Investment Company Act or the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single class on any such matter which shall have the same effect on each such Class. As to any matter which does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote in addition to any other vote that may be required by law.

          (4) Classes of shares may have such different conversion and exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act.

     (f) The Corporation may (but is not obligated to) issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

     (g) The Corporation shall not be obligated to issue certificates representing shares of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law and the Maryland Uniform Commercial Code - Investment Securities.

     Seventh: (a) The number of directors of the Corporation shall be two, which number may be changed pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the Maryland General Corporation Law. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualified are as follows:

                               Hoan Nguyen-Quang
                               Irwood Schlackman

     (b) A director of the Corporation who with respect to the Corporation is not an interested person, as defined by the Investment Company Act, shall be deemed to be independent and disinterested when making any determination or taking any action as a director of the Corporation.

     (c) Any director, or the entire Board of Directors, may be removed from office at any time, but, to the extent not otherwise prohibited by the Investment Company Act, only for cause and then only by the affirmative vote of two-thirds of all the votes entitled to be cast for the election of directors. For the purpose of this paragraph, "cause" shall mean with respect to any particular director (i) conviction of a felony, (ii) a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty, or (iii) the barring or prohibition of such director from serving as a director of a registered investment company under Section 9 of the Investment Company Act.



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     Eighth: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

          (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors (or without consideration in the case of a stock split or stock dividend) and without any action by the stockholders.

          (2) Except as may otherwise be provided by contract, no holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series, or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series, or types of stock or other securities at the time outstanding.

          (3) The Board of Directors of the Corporation shall, consistent with applicable law (including, without limitation, the Investment Company
     Act), have the power in its sole discretion (A) to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, net assets in excess of capital, net asset value, or net asset value per share; (B) to determine that retained earnings or surplus shall remain in the hands of the Corporation; (C) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; (D) to distribute and pay distributions or dividends in stock, cash, or other securities or property out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; (E) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts, and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or the By-Laws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account, or document of the Corporation unless authorized to do so by resolution of the Board of Directors; (F) to determine any matter relating to the sale, purchase, and/or other acquisition or disposition of securities or other assets of the Corporation; and (G) to determine any other matter relating to the business and affairs of the Corporation.

          (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes and series of capital stock of the Corporation or of the total number of shares of any class



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

     or series of capital stock of the Corporation entitled to vote as a separate class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes and series outstanding and entitled to vote thereon, or of the class or series entitled to vote thereon as a separate class, as the case may be, except as otherwise provided in the Charter of the Corporation.

          (5) At a meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at the meeting constitutes a quorum. At a meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast on any matter with respect to which one or more classes or series of capital stock of the Corporation are entitled to vote as a separate class shall constitute a quorum of such separate class for action on that matter. Unless the Charter, Maryland law, or the Investment Company Act requires otherwise, at a meeting of stockholders a majority (or a plurality in the case of the election of directors) of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. Whether or not a quorum is present at the meeting for any purpose, a meeting of stockholders convened on the date for which it was called may be adjourned as to any or all matters from time to time without further notice to a date not more than 120 days after the original record date.

          (6) The Corporation shall indemnify (A) its present and former directors and officers, whether serving or having served the Corporation or at its request any other entity, to the fullest extent required or permitted by Maryland law in effect from time to time (as limited by the Investment Company Act), including the advance of expenses under the procedures and to the fullest extent permitted by law, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws of the Corporation and as shall be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such by-laws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          (7) To the fullest extent permitted by Maryland law in effect from time to time (as limited by the Investment Company Act), no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

          (8) The Corporation reserves the right from time to time to make any amendments to the Charter of the Corporation which may now or hereafter be authorized by law, including any amendment altering the terms or contract rights, as expressly set



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

     forth in the Charter of the Corporation, of any shares of its outstanding stock by classification, reclassification, or otherwise.

          (9) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the Maryland General Corporation Law and the By-Laws of the Corporation.

          (10) Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm, or corporation or any subsidiary or other affiliate of any such person, firm, or corporation, and may authorize such person, firm, or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm, or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders, or employees of such person, firm, or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract, transaction, or business; and except to the extent otherwise provided by applicable law, no such contract, transaction, or business shall be invalidated or voidable, or in any way affected thereby, nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein, provided that such relationship to such person, firm, or corporation or such subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or engaging in such transaction or business, and in the case of directors of the Corporation, that
     Section 2-419 of the Maryland General Corporation Law has been satisfied.

       (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under Maryland law in effect from time to time.

     Ninth: The duration of the Corporation shall be perpetual.



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     IN WITNESS WHEREOF, I have signed these Articles of Incorporation on
August 20, 2002, acknowledging the same to be my act, and further certify that, to the best of my knowledge, information, and belief, all matters or facts set forth herein and required to be verified under oath are true in all material respects, under the penalties of perjury.




/s/ Amy E. Shapiro
------------------------------
Incorporator



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                           Consent of Resident Agent

     THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.


/s/ Billy J. Swoboda, V.P.
---------------------------
Signature
Printed Name:   Billy J. Swoboda, V.P.
                ----------------------

The Corporation Trust Incorporated
300 East Lombard Street
Baltimore, Maryland 21202


By:______________________________
Printed Name: ____________________




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